As filed with the Securities and Exchange Commission on May 8, 2002

Registration No. 333-70670

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Allegiance Telecom, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	75-2721491
(State or Other Jurisdiction of	(IRS Employer Identification Number)
Incorporation or Organization)

9201 North Central Expressway
Dallas, Texas 75231
Telephone: (214) 261-7100
(Address, including Zip Code,
and Telephone Number, Including Area Code,
of Registrant's Principal Executive Officers)

Mark B. Tresnowski
Senior Vice President,
General Counsel and Secretary
Allegiance Telecom, Inc.
700 E. Butterfield Road, Suite 400
Lombard, Illinois 60148
(630) 522-5240
(Name, Address, including Zip Code,
and Telephone Number, Including Area Code,
of Agent for Service)

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act of 1933, please check the following box.  ☐

DEREGISTRATION OF SECURITIES

        We are filing this Post-Effective Amendment No. 1 ("Amendment") to Registration Statement on Form S-3 (File No. 333-70670) (the "Registration Statement"), pursuant to our undertaking, for the purpose of deregistering shares of our common stock, par value $0.01 per share, that we previously registered under the Registration Statement that remain unsold as of the date this Amendment is filed.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lombard, State of Illinois, on May 8, 2002.

ALLEGIANCE TELECOM, INC.
By:	/s/ MARK B. TRESNOWSKI Mark B. Tresnowski Senior Vice President, General Counsel and Secretary (Agent for Service)